UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2006

Encore Medical Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26538	65-0572565
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9800 Metric Blvd., Austin, Texas		78758
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 832-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Encore Medical Corporation ("Encore") announced that it has entered into an Agreement and Plan of Merger, dated as of June 30, 2006 (the "Merger Agreement"), with Grand Slam Holdings, LLC, a newly formed Delaware limited liability company ("Parent"), and Grand Slam Acquisition Corp., a newly formed Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), in a going private transaction pursuant to which Merger Sub will merge with and into Encore (the "Merger"), with Encore continuing as the surviving corporation and a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Blackstone Capital Partners V L.P. Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of Encore common stock, other than any shares owned by Encore, Parent, Merger Sub, or any wholly owned subsidiary of Encore, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be canceled and will be converted automatically into the right to receive $6.55 in cash per share, without interest.

In connection with an evaluation of the Merger, the Board of Directors appointed a Special Committee consisting of independent directors Karen Osar, Joel Kanter, Richard Martin and Alastair Clemow. The Merger Agreement and the transactions contemplated thereby were approved unanimously by Encore’s Board of Directors upon the unanimous recommendation of the Special Committee of the Board of Directors. First Albany Capital, Inc. serves as financial advisor to the Special Committee of the Board of Directors of Encore and provided an opinion to the Special Committee and the Board of Directors of Encore that the merger consideration is fair to Encore stockholders from a financial point of view.

Each outstanding option to purchase common stock of Encore which is vested or which by its terms will become vested at the effective time of the Merger, will be canceled in exchange for the right to receive, for each share of common stock issuable upon exercise of such option, cash in the amount equal to the excess, if any, of $6.55 over the exercise price per share of any such option, multiplied by the number of shares of Encore common stock for which such option is exercisable immediately prior to the effective time of the Merger. Options owned by the executive officers of Encore which have not been exercised at or prior to the effective time of the Merger will remain outstanding and will continue as options to purchase a percentage of shares of the common stock of the surviving company that corresponds to the percentage of the fully diluted equity of Encore represented by the shares underlying the options or will be converted into options to purchase a number of shares of common stock of Parent that corresponds to the percentage of the fully diluted equity of Encore represented by the shares underlying such options.

The Merger is subject to the several conditions, including approval of the transaction by the stockholders of Encore, the expiration or termination of applicable antitrust waiting periods, receipt of any other regulatory approvals, a majority in aggregate principal amount of Encore’s outstanding 9.75% Senior Subordinated Notes having tendered such notes and consented to certain indenture modifications in response to Encore’s tender offer and consent solicitation, no material adverse change in Encore’s business, and other customary closing conditions. The parties presently expect to close the Merger in the fourth quarter of 2006. Upon closing of the Merger, shares of Encore’s common stock will no longer be traded on the Nasdaq National Market.

Encore and Parent have made customary representations, warranties and covenants in the Merger Agreement, including, among others, Encore’s covenant (i) not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain limited exceptions to permit the Board of Directors to comply with their fiduciary duties, enter into discussions concerning or provide confidential information in connection with alternative business combination transactions, and (ii) subject to certain limited exceptions to permit the Board of Directors to comply with their fiduciary duties, revoke or alter in any way adverse to Parent the recommendation of the Board of Directors that Encore's stockholders adopt the Merger Agreement and thereby approve the Merger.

Parent has provided an equity financing commitment and has obtained a debt financing commitment, in each case subject to customary closing conditions, for the transactions contemplated by the Merger Agreement from Bank of America and Credit Suisse, the proceeds of which will be sufficient for Parent to pay the aggregate merger consideration, repay or refinance Encore’s outstanding debt as contemplated by the debt commitment letters and pay all related fees and expenses.

In connection with the Merger, Encore will use its commercially reasonable efforts to commence a tender offer and consent solicitation to repurchase any and all of the outstanding 9.75% Senior Subordinated Notes due 2012 issued by Encore IHC, Inc. and guaranteed by Encore and certain of its subsidiaries. Details with respect to the self tender offer and consent solicitation will be set forth in tender offer documents.

The Merger Agreement contains certain termination rights for both the Parent, on the one hand, and Encore, on the other, and provides that, upon the termination of the Merger Agreement under specified circumstances, Encore will be required to pay a fee of $12 million to Parent. If the Merger does not occur because Parent’s financing arrangements fail to close, Parent will be required to pay a fee of $12 million to Encore. Under other specified circumstances, Parent may be required to pay Encore actual damages not exceeding a maximum of $64 million.

On June 30, 2006 the Board approved a retainer for each member of the Special Committee of $5,000 per month (plus reimbursement of expenses) effective May 1, 2006 and continuing through the closing of the transaction.

In connection with the Merger Agreement, two members of Encore’s management, Kenneth W. Davidson and Harry L. Zimmerman, entered into a Management Voting Agreement with Parent and Merger Sub pursuant to which they granted Parent an irrevocable proxy to vote the 791,036 Encore shares they collectively own and any subsequently acquired Encore shares in favor of adoption the Merger Agreement and approval of the Merger. The Management Voting Agreement, with certain exceptions, also restricts the two executives from transferring any such Encore shares. Similarly, Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. entered into the Galen Voting Agreement with Parent and Merger Sub pursuant to which such stockholders (i) granted Parent an irrevocable proxy to vote their collective 10,088,724 Encore shares and any subsequently acquired shares in favor of adoption of the Merger Agreement and approval of the Merger and (ii) agreed to restrictions on their ability to transfer any such shares.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement and the Encore press release dated June 30, 2006, attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference.

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Encore or any of its subsidiaries.

This report is being made in respect of a proposed merger transaction involving Encore and affiliates of Blackstone Capital Partners V L.P. In connection with the transaction, Encore will file with the SEC a proxy statement on Schedule 14A and other documents concerning the proposed transaction as soon as practicable. Before making any voting or investment decision, stockholders are urged to read these documents carefully and in their entirety when they become available because they will contain important information about the proposed transaction.

The final proxy statement will be mailed to Encore’s stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov. In addition, stockholders may obtain free copies of the documents (when they are available) filed with SEC by Encore by directing a request to: Encore Medical Corporation, 9800 Metric Boulevard, Austin, TX 78758, Attn: General Counsel.

Encore and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding Encore’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement relating to the proposed transactions, when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 8.01 Other Events.

On June 30, 2006, Encore issued a press release, a copy of which is furnished as an exhibit to this Form 8-K, announcing the execution of the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

a) Financial statements of businesses acquired.
Not applicable.

b) Pro form financial information.
Not applicable.

c) Shell company transactions.
Not applicable.

d) Exhibits
Exhibit 2.1 Agreement and Plan of Merger, dated June 30, 2006, by and among Encore Medical Corporation, Grand Slam Acquisition Corp. and Grand Slam Holdings, LLC.
Exhibit 2.2 Resolution adopted by the Board of Directors of Encore Medical Corporation on June 30, 2006 with respect to Special Committee compensation.
Exhibit 99.1 Press Release, dated June 30, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encore Medical Corporation

June 30, 2006	By:	/s/ Harry L. Zimmerman

Name: Harry L. Zimmerman
Title: Executive Vice President - General Counsel

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 30, 2006, by and among Encore Medical Corporation, Grand Slam Acquisition Corp. and Grand Slam Holdings, LLC.
2.2	Resolution adopted by the Board of Directors of Encore Medical Corporation on June 30, 2006 with respect to Special Committee compensation.
99.1	Press Release, dated June 30, 2006.